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                                  EXHIBIT 4.2
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                                                                  Conformed Copy





                           PNG ACQUISITION COMPANY,

                      PIEDMONT NATURAL GAS COMPANY, INC.

                                     and

                          CITIBANK, N.A., AS TRUSTEE




                                 ____________




                         FIRST SUPPLEMENTAL INDENTURE


                        Dated as of February 25, 1994


            (Supplemental to Indenture dated as of April 1, 1993)





                                 ____________





                                Debt Securities
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         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of the 25th day of
February, 1994, is between PIEDMONT NATURAL GAS COMPANY, INC., a corporation duly organized and existing under the laws of the State of New York ("Piedmont"), PNG ACQUISITION COMPANY, a corporation duly organized and existing under the laws of the State of North Carolina ("New Piedmont"), and CITIBANK, N.A., a national banking association duly organized and existing under the laws of the United States (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, Piedmont has heretofore executed and delivered to the Trustee an Indenture dated as of April 1, 1993 (the "Indenture"); and

         WHEREAS, Section 11.01 of the Indenture provides that Piedmont may merge into any corporation organized and existing under the laws of the United States of America or a state thereof or the District of Columbia provided that
(i) such corporation expressly assumes the due and punctual payment of the principal, premium (if any) and interest on all the Debt Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by Piedmont and
(ii) immediately thereafter such corporation is not in default in the performance or observance of any of the covenant or condition of the Indenture; and

         WHEREAS, Piedmont desires to change its state of incorporation from New York to North Carolina, and in order to accomplish this change in state of incorporation proposes to undertake the merger of Piedmont with and into New Piedmont, a wholly-owned subsidiary of Piedmont incorporated under the laws of the state of North Carolina (the "Merger") pursuant to an Agreement and Plan of Merger to be dated as of February 25, 1994 (the "Plan of Merger") and the name of New Piedmont will be changed to "Piedmont Natural Gas Company, Inc."; and

         WHEREAS, Section 10.01(a) of the Indenture provides that, without the consent of any holders of the Debt Securities, Piedmont, when authorized by its Board of Directors, and the Trustee may enter into an indenture supplemental thereto to evidence the succession of another corporation to Piedmont and the assumption by the successor corporation of the covenants,

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agreements and obligations of Piedmont pursuant to Article Eleven thereof; and

         WHEREAS, New Piedmont intends by this First Supplemental Indenture to assume the due and punctual payment of the principal, premium (if any) and interest on all Debt Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by Piedmont; and

         WHEREAS, Piedmont and New Piedmont represent that all acts and things necessary to constitute this First Supplemental Indenture a valid, binding and enforceable instrument have been done and performed, and the execution of this First Supplemental Indenture has in all respects been duly authorized, and each of Piedmont and New Piedmont, in the exercise of legal right and power in it vested, is executing this First Supplemental Indenture; and

         WHEREAS, Piedmont has heretofore delivered or is delivering contemporaneously herewith to the Trustee (i) a copy of the resolution of its Board of Directors certified by its Secretary or an Assistant Secretary authorizing the execution of the First Supplemental Indenture, and (ii) an Officers' Certificate and an Opinion of Counsel each stating that the execution and delivery of this First Supplemental Indenture comply with the provisions of Article Ten of the Indenture, that the Merger complies with the provisions of Article Eleven of the Indenture and that all conditions precedent provided for in the Indenture to the execution and delivery of this First Supplemental Indenture have been complied with:

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other valuable consideration, the receipt whereof is hereby acknowledged, the parties have executed and delivered this First Supplemental Indenture and Piedmont and New Piedmont covenant and agree with the Trustee for the equal and proportionate benefit of the respective holders, from time to time, of the Debt Securities, as follows:





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         SECTION 1. DEFINITIONS.  For all purposes of this First Supplemental
Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms used herein shall have the meanings assigned to them in the Indenture.


         SECTION 2. REPRESENTATIONS AND WARRANTIES OF PIEDMONT AND NEW PIEDMONT. Piedmont and New Piedmont hereby represent and warrant that immediately following the Merger, New Piedmont will not be in default in the performance or observance of any of the covenants or conditions of the Indenture.


         SECTION 3. ASSUMPTION BY NEW PIEDMONT. New Piedmont hereby assumes the due and punctual payment of the principal, premium (if any) and interest on all the Debt Securities, according to their tenor, and the due and punctual performance and observance of all covenants and conditions of the Indenture to be performed by Piedmont.


         SECTION 4. EFFECTIVENESS OF THIS FIRST SUPPLEMENTAL INDENTURE. This First Supplemental Indenture shall become effective upon and simultaneously with consummation of the Merger. Upon the effectiveness of this First Supplemental Indenture, New Piedmont shall succeed to and be substituted for Piedmont with the same effect as if New Piedmont had been named in the Indenture.


         SECTION 5. CONCERNING THE TRUSTEE. The Trustee accepts the trusts of the Indenture as supplemented by this First Supplemental Indenture and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture, as supplemented by this First Supplemental Indenture, to which the parties hereto and the holders from time to time agree. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of Piedmont and New Piedmont.





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         SECTION 6. MISCELLANEOUS.
        (a) Except as hereby expressly amended, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

        (b) All the covenants, stipulations, promises and agreements in this First Supplemental Indenture contained by or on behalf of New Piedmont shall bind its successors and assigns, whether so expressed or not.

        (c) This First Supplemental Indenture shall be deemed to be contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

        (d) If any provision of the Indenture as supplemented by this First Supplemental Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of or govern the Indenture, such latter provision shall control. If any provision of the Indenture, as supplemented by this First Supplemental Indenture, modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to the Indenture as so modified or to be excluded, as the case may be.

        (e) The titles and headings of the sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

        (f) This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original.

        (g) In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Indenture shall not in any way be affected or impaired thereby.





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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereto affixed and attested, all as of the date first above written.

                                         PIEDMONT NATURAL GAS COMPANY, INC.


                                         By /s/ John H. Maxheim
                                            ---------------------------------

Attest:


/s/ Martin C. Ruegsegger
- -------------------------

[Corporate Seal]


                                         PNG ACQUISITION COMPANY


                                         By /s/ John H. Maxheim
                                            ---------------------------------

Attest:


/s/ Martin C. Ruegsegger
- -------------------------

[Corporate Seal]


                                         CITIBANK, N.A., AS TRUSTEE


                                         By /s/ John Byrnes
                                         ---------------------------------

Attest:



- ------------------------
[Corporate Seal]





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STATE OF NORTH CAROLINA           )
                                  )    ss.:
COUNTY OF MECKLENBURG             )

         On the 25th day of February, 1994 before me personally came John H. Maxheim, to me known, who, being by me duly sworn, did depose and say that he resides at 1915 Rexford Road, that he is Chairman and President of Piedmont Natural Gas Company, Inc., one of the parties described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the board of directors of said corporation, and that he signed his name thereto by like authority.


                                              /s/ Joy D. Waggoner
                                              ----------------------------
                                                   Notary Public


[NOTARIAL SEAL]


STATE OF NORTH CAROLINA   )
                          )  ss.:
COUNTY OF MECKLENBURG     )

         On the 25th day of February, 1994 before me personally came John H. Maxheim, to me known, who, being by me duly sworn, did depose and say that he resides at 1915 Rexford Road, that he is Chairman and President of PNG Acquisition Company, one of the parties described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the board of directors of said corporation, and that he signed his name thereto by like authority.


                                              /s/ Joy D. Waggoner
                                              ----------------------------
                                                   Notary Public


[NOTARIAL SEAL]
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STATE OF NEW YORK                    )
                                     )      ss.:
COUNTY OF NEW YORK                   )

         On the 7th day of September, 1994 before me personally came John Byrnes, to me known, who, being by me duly sworn, did depose and say that (s)he resides at 2388 Washington Ave., Queens, N.Y., that (s)he is Vice President of Citibank, N.A., as Trustee, one of the parties described in and which executed the above instrument; that (s)he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the board of directors of said corporation, and that (s)he signed (his) (her) name thereto by like authority.


                                              /s/ Nancy H. Forte
                                              ------------------------------
                                                   Notary Public


[NOTARIAL SEAL]





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